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                                                                    EXHIBIT 99.2

[Stock Class]
QUANTUM CORPORATION
C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735

Quantum is proposing to split off its hard disk drive business, Quantum HDD, from its Digital Linear Tape (DLT) and storage systems business, Quantum DSS. Maxtor and Quantum are proposing that Quantum HDD then immediately be combined with Maxtor in a merger transaction, after which the combined business will continue to operate under the name Maxtor Corporation. Quantum DSS will continue operations following the merger under the name Quantum Corporation as a publicly-traded corporation.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Quantum Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
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QUANTUM CORPORATION

     THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

     Vote On Proposals

     1. Proposal to adopt the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000, and to approve the transactions contemplated by the merger agreement, in which Quantum's hard disk drive business (HDD), after it has been split off from Quantum's data storage business, will immediately be combined with Maxtor by a merger in which each share of Quantum HDD tracking stock will be converted into the right to receive 1.52 Maxtor shares.

               For               Against          Abstain
               [_]               [_]              [_]

     2. Proposal to amend Quantum's restated certificate of incorporation to provide that delivery of the proxy statement/prospectus satisfies the existing provision requiring notice of a redemption of Quantum's HDD common stock.

               [_]               [_]              [_]

     3. Proposal to amend Quantum's restated certificate of incorporation to delete the provisions relating to HDD common stock and other appropriate tracking stock provisions, effective only upon the consummation of the merger.

               [_]               [_]              [_]

     4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

               [_]               [_]              [_]

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2 and 3. If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

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Signature [PLEASE SIGN WITHIN BOX]             DATE


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Signature (Joint Owners)                       DATE

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                               QUANTUM CORPORATION

                SPECIAL MEETING OF STOCKHOLDERS - MARCH 30, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Joint Proxy Statement/Prospectus for the special meeting, and hereby appoint(s) Michael A. Brown and Richard L. Clemmer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Quantum Corporation, to be held Friday, March 30, 2001 at 10:00 a.m., Pacific Standard Time, at QUANTUM CORPORATION, 500 MCCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

          PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side.)